UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

INTERNATIONAL FOOD PRODUCTS GROUP, INC.
(Exact name of Registrant as specified in its charter)
____________________

Nevada (State or other Jurisdiction of Incorporation or organization)	000-33251 (Commission File Number)	33-0903004 (IRS Employer I.D. No.)
___________________________

170 Newport Center Drive, Suite 260, Newport Beach, California  92660
                                                    (Address of principal executive offices)    (zip code)
___________________________

Registrant's telephone number, including area code: (949) 759-7775

ITEM 5.02 DEPARTURE AND APPOINTMENT OF PRESIDENT

International Food Products (BB: IFDG) Appoints Food Industry Veteran and Corporate Financier Mr. Ketan Mehta as President.

International Food Products Group, Inc. is pleased to confirm the appointment of Mr. Ketan Mehta as its new President. Mr. Mehta replaces Mr. Joseph Rodriguez, who will remain with the Company as its Chief Financial Officer and member of the Board of Directors. The effective date of Mr. Mehta’s employment is December 5, 2006. Mr. Rodriguez’s resignation is effective on December 4, 2006.

Mr. Mehta began his career in corporate development, international business, finance, and technical management with Fortune 500 companies such as Kraft Foods, Mars Inc., and Merrill Lynch. In 1995 he established The Corporate Development Group; a boutique management consulting and investment banking firm. The Corporate Development Group’s mission has been to assist middle market food companies to maximize shareholder value through active operational and strategic involvement. He has hands on experience in Mergers & Acquisitions, Corporate Finance, as well as running two mid-sized food companies. Mr. Mehta has successfully managed tens of millions of dollars in strategic transactions within the food industry over the past decade.

In 2006 Mr. Mehta has been consulting with International Food Products Group on corporate development matters. During this time he has implemented a new strategic direction for the company and has identified several acquisition candidates. In 2004-05 Mr. Mehta assisted a sixty five million dollar food processor to create liquidity through a strategic divesture. Mr. Mehta was the CEO of a fifty million dollar negative cash flow dairy company in 2003-04. He implemented corporate growth strategies to bring in much needed capital for the expansion of the company. He was the CEO of a twenty five million dollar cheese manufacturer in 2002. Through restructuring, he positioned the company for sale at a substantially higher multiple of pre tax earnings. In 2000-01 as a management consultant to a two hundred million food distributor; he developed corporate strategies, divested non-profitable product lines, helped acquire a food manufacturer, and arranged a much needed $65 million asset based financing. In the past he has assisted in bringing about strategic alliances with companies such as a division of Cargill, Inc., and the Rice Growers Association of California, amongst others.

His educational achievements include; M.S. Chemical Engineering-Food major, (cum laude); M.S. Food Technology (magna cum laude); B.S. Physics/Chemistry (summa cum laude).

Mr. Mehta has been a consultant to the Company since January 1, 2006. During this time he has been developing a new business model as well as identifying additional product and business opportunities. For these services Mr. Mehta has been paid $20,000 per month in common stock as well as 10,000,000 shares of Rule “144” stock.

Mr. Mehta’s has a three year employment contract, consisting of forty five million options and a $20,000 per month salary.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    INTERNATIONAL FOOD PRODUCTS GROUP, INC.

Dated: December 7, 2006                                                              By: /s/ Richard Damion
                                                        Richard Damion
                                                         CEO